Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:
8/4/2026	Investors: Dexter Congbalay, investor.relations@us.mcd.com
Media: Lauren Altmin, lauren.altmin@us.mcd.com
McDONALD'S REPORTS SECOND QUARTER 2026 RESULTS

•Global Systemwide sales* increased 5% (4% in constant currencies) to $37 billion for the quarter

•Across 70 loyalty markets, Systemwide sales to loyalty members for the trailing twelve months increased over 20% to $40 billion, with 90-day active loyalty users up 13% to nearly 220 million as of quarter-end

•Skye Anderson, proven McDonald’s executive, appointed as President of McDonald’s USA to lead the Company's largest market

CHICAGO, IL - McDonald's Corporation today announced results for the second quarter ended June 30, 2026.

“This quarter McDonald’s delivered positive comparable sales growth across every segment and acted decisively to strengthen execution as we prime McDonald’s for the next era of long-term growth,” said Chris Kempczinski, Chairman and CEO. “While our playbook is working around the world, we see an opportunity to raise the bar in the U.S. and accelerate performance in our largest market. Skye Anderson’s appointment today as President of McDonald’s USA will bring focus and urgency to these efforts given her deep system knowledge, operational discipline, and proven ability to drive change and deliver results for everyone in our System.”

Second quarter financial performance:
•Global comparable sales increased 1.3%:
•U.S. increased 0.8%
•International Operated Markets increased 1.5%
•International Developmental Licensed Markets increased 1.9%
•Consolidated revenues increased 4% (2% in constant currencies).
•Systemwide sales increased 5% (4% in constant currencies).
•Consolidated operating income increased 3% (2% in constant currencies). Results reflected pre-tax charges of $52 million and $43 million for the current year and prior year, respectively, primarily related to restructuring charges associated with Accelerating the Organization. Excluding these current and prior year charges, consolidated operating income increased 4% (2% in constant currencies).**
•Diluted earnings per share was $3.32, an increase of 6% (5% in constant currencies). Excluding the current year charges described above of $0.06 per share, diluted earnings per share was $3.38, an increase of 6% (5% in constant currencies) when also excluding prior year charges.**

*Refer to page 4 for a definition of Systemwide sales.
**Refer to pages 2 and 3 for additional details on our results for the second quarter 2026 and 2025.

COMPARABLE SALES

	Increase/(Decrease)
	Quarters Ended June 30,
	2026	2025
U.S.	0.8%	2.5%
International Operated Markets	1.5	4.0
International Developmental Licensed Markets	1.9	5.6
Total Company	1.3%	3.8%

•U.S.: Comparable sales results were driven by positive check growth, including favorable product mix, partly offset by negative comparable guest counts.

•International Operated Markets: Most markets reflected positive comparable sales, led by Germany, Australia and the U.K., partly offset by France.

•International Developmental Licensed Markets: Positive comparable sales were led by Japan, with all geographic regions reflecting positive comparable sales. Comparable sales results were partly offset by negative comparable sales in China.

KEY FINANCIAL METRICS - CONSOLIDATED
Dollars in millions, except per share data

	Quarters Ended June 30,				Six Months Ended June 30,
	2026	2025	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation	2026	2025	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation
Revenues	$7,099	$6,843	4%	2%	$13,616	$12,799	6%	3%
Operating income	3,338	3,232	3	2	6,292	5,880	7	4
Net income	2,362	2,253	5	4	4,345	4,121	5	3
Earnings per share-diluted	$3.32	$3.14	6%	5%	$6.10	$5.74	6%	3%

Results for 2026 included the following:
•Net pre-tax charges of $52 million, or $0.06 per share, for the quarter and $99 million, or $0.11 per share, for the six months, primarily related to restructuring charges associated with the Company's internal effort to modernize ways of working (Accelerating the Organization)
Results for 2025 included the following:
•Pre-tax charges of $43 million, or $0.05 per share, for the quarter and $109 million, or $0.12 per share, for the six months, primarily related to restructuring charges associated with Accelerating the Organization
Excluding the above items, results for the quarter and six months ended June 30, 2026 were primarily driven by higher sales-driven Franchised margins and higher Other operating income, partly offset by higher Selling, general and administrative expenses.

NET INCOME AND EARNINGS PER SHARE-DILUTED RECONCILIATION
Dollars in millions, except per share data

	Quarters Ended June 30,
	Net Income				Earnings per share - diluted
	2026	2025	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation	2026	2025	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation
GAAP	$2,362	$2,253	5%	4%	$3.32	$3.14	6%	5%
(Gains)/Charges, net of tax	40	34			0.06	0.05
Non-GAAP	$2,402	$2,286	5%	4%	$3.38	$3.19	6%	5%

	Six Months Ended June 30,
	Net Income				Earnings per share - diluted
	2026	2025	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation	2026	2025	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation
GAAP	$4,345	$4,121	5%	3%	$6.10	$5.74	6%	3%
(Gains)/Charges, net of tax	76	84			0.11	0.12
Non-GAAP	$4,421	$4,206	5%	2%	$6.21	$5.86	6%	3%

THE FOLLOWING DEFINITIONS APPLY TO THESE TERMS AS USED THROUGHOUT THIS RELEASE
Constant currency results exclude the effects of foreign currency translation and are calculated by translating current year results at prior year average exchange rates. Management reviews and analyzes business results excluding the effect of foreign currency translation, impairment and other charges and gains, as well as material regulatory and other income tax impacts, and bases incentive compensation plans on these results because the Company believes this better represents underlying business trends.
Comparable sales and comparable guest counts are compared to the same period in the prior year and represent sales and transactions, respectively, at all restaurants, whether owned and operated by the Company or by franchisees, in operation at least thirteen months, including those temporarily closed. Some of the reasons restaurants may be temporarily closed include reimaging or remodeling, rebuilding, road construction, natural disasters, pandemics and acts of war, terrorism or other hostilities. Comparable sales exclude the impact of currency translation and the sales of any market considered hyperinflationary (generally identified as those markets whose cumulative inflation rate over a three-year period exceeds 100%), which management believes more accurately reflects the underlying business trends. Comparable sales are driven by changes in guest counts and average check, the latter of which is affected by changes in pricing and product mix.
Systemwide sales include sales at all restaurants, whether owned and operated by the Company or by franchisees. Systemwide sales to loyalty members are comprised of all sales to customers who self-identify as a loyalty member when transacting with both Company-owned and operated and franchised restaurants. Systemwide sales to loyalty members are measured across 70 markets with loyalty programs. Systemwide sales to loyalty members represents an aggregation of the prior four quarters of sales to loyalty members active in the last 90 days of the respective quarter. While franchised sales are not recorded as revenues by the Company, management believes the information is important in understanding the Company's financial performance because these sales are the basis on which the Company calculates and records franchised revenues and are indicative of the financial health of the franchisee base. The Company's revenues consist of sales by Company-owned and operated restaurants and fees from franchised restaurants operated by conventional franchisees, developmental licensees and affiliates. Changes in Systemwide sales are primarily driven by comparable sales and net restaurant unit expansion.
Free cash flow, defined as cash provided by operations less capital expenditures, and free cash flow conversion rate, defined as free cash flow divided by net income, are measures reviewed by management in order to evaluate the Company’s ability to convert net profits into cash resources, after reinvesting in the core business, that can be used to pursue opportunities to enhance shareholder value.
RELATED COMMUNICATIONS
This press release should be read in conjunction with Exhibit 99.2 to the Company's Form 8-K filing for supplemental information related to the Company's results for the quarter and six months ended June 30, 2026.
McDonald’s Corporation will broadcast its investor earnings conference call live over the Internet at 7:30 a.m. (Central Time) on August 4, 2026. A link to the live webcast will be available at www.investor.mcdonalds.com. There will also be an archived webcast available for a limited time thereafter.
UPCOMING COMMUNICATIONS
For important news and information regarding McDonald's, including the timing of future investor conferences and earnings calls, visit the Investor Relations section of the Company's Internet home page at www.investor.mcdonalds.com. McDonald's uses this website as a primary channel for disclosing key information to its investors, some of which may contain material and previously non-public information.
ABOUT McDONALD’S
McDonald’s is the world’s leading global foodservice retailer with over 45,000 locations in over 100 countries. Approximately 95% of McDonald’s restaurants worldwide are owned and operated by independent local business owners.
FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties. Factors that could cause actual results to differ materially from expectations are detailed in the Company’s filings with the Securities and Exchange Commission, including the risk factors discussed in Exhibit 99.2 to the Company’s Form 8-K filing on August 4, 2026. The Company undertakes no obligation to update such forward-looking statements, except as may otherwise be required by law.

McDONALD'S CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

Dollars and shares in millions, except per share data
Quarters Ended June 30,	2026	2025	Inc/ (Dec)
Revenues
Revenues from franchised restaurants	$4,393	$4,213	$180	4%
Sales by Company-owned and operated restaurants	2,525	2,458	66	3
Other revenues	182	172	10	6

TOTAL REVENUES	7,099	6,843	256	4

Operating costs and expenses
Franchised restaurants-occupancy expenses	680	654	26	4
Company-owned and operated restaurant expenses	2,138	2,078	60	3
Other restaurant expenses	163	149	14	9
Selling, general & administrative expenses
Depreciation and amortization	111	106	5	5
Other	706	595	111	19
Other operating (income) expense, net	(37)	29	(66)	n/m
Total operating costs and expenses	3,760	3,611	150	4

OPERATING INCOME	3,338	3,232	106	3

Interest expense	409	390	19	5
Nonoperating (income) expense, net	(6)	(18)	12	(66)

Income before provision for income taxes	2,936	2,861	75	3
Provision for income taxes	574	608	(34)	(6)

NET INCOME	$2,362	$2,253	$109	5%

EARNINGS PER SHARE-DILUTED	$3.32	$3.14	$0.18	6%

Weighted average shares outstanding-diluted	711.1	717.6	(6.5)	(1)%
n/m Not meaningful

McDONALD'S CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

Dollars and shares in millions, except per share data
Six Months Ended June 30,	2026	2025	Inc/ (Dec)
Revenues
Revenues from franchised restaurants	$8,399	$7,874	$525	7%
Sales by Company-owned and operated restaurants	4,842	4,590	251	5
Other revenues	375	334	41	12

TOTAL REVENUES	13,616	12,799	817	6

Operating costs and expenses
Franchised restaurants-occupancy expenses	1,356	1,274	82	6
Company-owned and operated restaurant expenses	4,170	3,937	233	6
Other restaurant expenses	329	289	40	14
Selling, general & administrative expenses
Depreciation and amortization	222	213	9	4
Other	1,354	1,170	184	16
Other operating (income) expense, net	(106)	36	(142)	n/m
Total operating costs and expenses	7,324	6,918	406	6

OPERATING INCOME	6,292	5,880	411	7

Interest expense	809	766	43	6
Nonoperating (income) expense, net	5	(76)	81	n/m

Income before provision for income taxes	5,478	5,190	287	6
Provision for income taxes	1,133	1,069	64	6

NET INCOME	$4,345	$4,121	$224	5%

EARNINGS PER SHARE-DILUTED	$6.10	$5.74	$0.36	6%

Weighted average shares outstanding-diluted	712.3	717.9	(5.6)	(1)%
n/m Not meaningful